Exhibit 99.1
Lyft Names Erin Brewer as Chief Financial Officer
Erin Brewer to replace Elaine Paul on July 10th. Paul to leave role on May 19th; will remain advisor until November 2023.

SAN FRANCISCO, CA — May 16, 2023 — Lyft (Nasdaq:LYFT) today announced that Erin Brewer has been named Lyft’s Chief Financial Officer, effective July 10. Brewer replaces Elaine Paul, who is leaving Lyft but will remain as an advisor until November 30, 2023. Lisa Blackwood-Kapral, Chief Accounting Officer, will serve as interim CFO until Ms. Brewer’s start date.

“Erin has succeeded at everything she’s done,” said Lyft CEO David Risher. “She’s led high-growth businesses; she knows how to operate efficiently at scale; and she puts customers at the center of her work. I’m thrilled to team up with her to lead the charge to growth and profitability.”

Between May 2020 and October 2022, Brewer served as Managing Director Enterprise Finance at Charles Schwab & Co where she led her team through historic client and asset growth, scaling efficiently while retaining the company’s renowned focus on serving customers. Prior to Schwab, she served as Head of Strategy and Finance at Atlassian between September 2018 and April 2020, growing the finance team through post-IPO rapid revenue growth, and working shoulder-to-shoulder with product teams to innovate at speed for customers. Brewer spent 13 years at McKesson, in leadership roles touching every part of a public company’s finance function, including as EVP and chief accounting officer, a board member for McKesson Ventures, head of investor relations, and senior finance and financial planning and analysis roles.

All Brewer’s roles focused on operating the business as efficiently as possible in a competitive marketplace, while supporting growth. She holds a B.S. in Accounting from Purdue University and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

“Lyft is an iconic brand with an important purpose, and a lot of room for profitable growth,” said Erin Brewer. “There’s real innovation waiting to be unlocked in rideshare and a big market opportunity ahead. I’m excited to help David and the team build a strong business and deliver meaningful shareholder value by focusing on what riders and drivers need.”

Elaine Paul has served as Lyft CFO since January 2022. “I’ve appreciated Elaine’s counsel and commitment to Lyft, and want to thank her for her legendary work ethic, tireless dedication, and many contributions to the company,” said David Risher.

Financial Outlook
There is no change to Lyft’s previously announced Q2 2023 revenue, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA margin outlook provided on May 4, 2023. The company will report Q2 results in August and plans to release long-term targets in 2023.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “believe,” or “shape” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Lyft’s executive transition and Lyft’s future financial and operating performance, including outlook for the second quarter of 2023. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding our ability to forecast our performance due to our limited operating history. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. The forward-looking statements in this press release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.
Sonya Banerjee
Investor@lyft.com
Media
Press@lyft.com